Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2011

Entity Name	Place of Incorporation
3090445 Nova Scotia Limited	Canada
3234808 Nova Scotia Limited	Canada
Australia Holdings Inc.	Delaware
Beesail Limited	United Kingdom
Caricor Ltd.	Delaware
Carrier Asia Limited	Hong Kong
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Enterprise, LLC	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Technologies ULC	Canada
Ceesail Limited	United Kingdom
Chubb Asia Holdings Limited	United Kingdom
Chubb Fire & Security Pty Ltd	Australia
Chubb Fire Limited	United Kingdom
Chubb Group (International) Limited	United Kingdom
Chubb Group Limited	United Kingdom
Chubb Group Properties Limited	United Kingdom
Chubb Group Security Limited	United Kingdom
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	United Kingdom
Chubb International Limited	United Kingdom
Chubb Limited	United Kingdom
Chubb Nederland B.V.	Netherlands
Chubb Security Holdings Australia Limited	Australia
Clipper Windpower Holdings Limited	United Kingdom
Clipper Windpower, LLC	Delaware
Commonwealth Luxembourg Holdings S.à r.l.	Luxembourg
Derco Logistics, Inc.	Wisconsin
Empresas Carrier, S. De R.L. De C.V.	Mexico
Fyrnetics (Hong Kong) Limited	Hong Kong
GST Holdings Limited	Cayman Islands
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings Ltd.	Cayman Islands
Helicopter Support, Inc.	Connecticut
International Comfort Products, LLC	Delaware
Kaysail Limited	United Kingdom
Kidde America Inc.	Delaware
Kidde Fire Protection Inc.	Delaware
Kidde Holdings Limited	United Kingdom
Kidde International Limited	United Kingdom
Kidde Limited	United Kingdom
Kidde Technologies Inc. (*)	Delaware
Kidde UK	United Kingdom
Kidde US Holdings Inc.	Delaware
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware
Lenel Systems International, Inc.	Delaware

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2011

Entity Name	Place of Incorporation
Milton Roy Company	Pennsylvania
Netherlands Parkview Cooperatief U.A.	Netherlands
Nippon Otis Elevator Company	Japan
Noresco, LLC	Delaware
NSI, Inc.	Delaware
Otis Elevator (China) Company Limited	China
Otis Elevator Company	New Jersey
Otis Elevator Korea	Republic of Korea
Otis Far East Holdings Limited	Hong Kong
Otis Holdings GmbH & Co. OHG	Germany
Otis Limited	United Kingdom
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Participations LLC	Delaware
Parkview Treasury Services (UK) Limited	United Kingdom
Pilgrim House Group Limited	United Kingdom
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Holdings Corp.	Canada
Pratt & Whitney Canada Leasing, Limited Partnership	Canada
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Rocketdyne, Inc.	Delaware
Pratt Aero Limited Partnership	Canada
Pratt & Whitney Holdings LLC	Cayman Islands
Ratier-Figeac, SAS	France
Shanghai Yileng Carrier Air Conditioning Equipment Company Limited	China
SICLI Holding SAS	France
Sikorsky Aircraft Corporation	Delaware
Sirius Korea Limited	United Kingdom
Sullair Corporation	Indiana
Sundyne Corporation	Delaware
Taylor Company S.r.L.	Italy
Trumbull Holdings SCS	France
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Ltd.	Canada
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Finance (U.K.) Limited	United Kingdom
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	United Kingdom
United Technologies Holdings SAS	France
United Technologies Intercompany Lending Ireland Limited	Ireland
United Technologies International Corporation	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International SAS	France
United Technologies Luxembourg S.à r.l.	Luxembourg
United Technologies Paris SNC	France

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2011

Entity Name	Place of Incorporation
UT Finance Corporation	Delaware
UT Luxembourg Holding II S.à r.l.	Luxembourg
UT Park View, Inc.	Delaware
UTC Canada Corporation	Canada
UTC Fire & Security Americas Corporation, Inc	Delaware
UTC Fire & Security Corporation	Delaware
UTC Fire & Security Luxembourg S.à r.l.	Luxembourg
UTCL Holdings, Limited	Canada
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
White Peak Finance Ireland	Ireland
Wytwornia Sprzetu Komunikacyjnego PZL-Rzeszow S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

* Kidde Technologies Inc. also conducts business as Kidde Aerospace, Kidde Aerospace & Defense, Fenwal Safety Systems, and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as defined by Rule 1-02 of Regulation S-K.